EXHIBIT 21




                            CIRCUIT CITY STORES, INC.

                           Subsidiaries of the Company


                                                            Jurisdiction of
                                                            Incorporation
                  Subsidiary                                or Organization
                  ----------                                ---------------
         Acme Commercial Corporation                        Virginia

         CC Distribution Company of Virginia, Inc.          Virginia

         Circuit City Stores West Coast, Inc.               California

         First North American National Bank                 National Bank
                                                            Located in Georgia

         Northern National Insurance Ltd.                   Bermuda

         Patapsco Designs, Inc.                             Maryland